UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2022 (November 4, 2022)

ISUN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37707	47-2150172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Avenue D, Suite 10, Williston, Vermont 05495

(Address of Principal Executive Offices) (Zip Code)

(802) 658-3378

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ISUN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Sale of Senior Secured Convertible Notes

On November 4, 2022, iSun, Inc. (the “Company”) entered into and consummated the initial closing (the “Closing”) of the transactions contemplated by a Securities Purchase Agreement, dated as of November 4, 2022 (the “Purchase Agreement”), between the Company and certain investors (the “Purchasers”).

At the Closing, the Company issued and sold to the Purchasers Senior Secured Convertible Notes in the aggregate original principal amount of $12,500,000 (the “Notes”). The Purchase Agreement provided for a six percent (6%) original issue discount resulting in gross proceeds to the Company of $11,750,000. Upon (i) the effectiveness of a Registration Statement covering the Registrable Securities (defined below), (ii) the Stockholder Approval (defined below), (iii) the Company’s achievement of certain revenue and EBITDA targets, (iv) the Company having sufficient authorized shares of Common Stock, (v) the Company’s maintenance of certain balance sheet requirements, and (vi) certain other conditions, the Company and the Purchasers will consummate a second closing in which the Company will issue and sell to each Purchaser a second Note for an aggregate principal amount of $12,500,000 having identical terms and conditions as the first Note, including a six percent (6%) original issue discount, for an aggregate principal amount of $25,000,000 in Notes that may be issued and sold pursuant to the Purchase Agreement. Interest shall accrue under the Notes at the rate of 5% per annum, payable in cash or, at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), or a combination thereof. The Notes are convertible into shares of Common Stock at the election of the holder at any time at an initial conversion price of $2.66 (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable Conversion Price (subject to certain exceptions). Beginning on March 1, 2023 and on the first day of each month thereafter, the Company will be required to redeem 1/26th of the original principal amount of each Note, plus accrued but unpaid interest, until the maturity date of May 4, 2025, on which date all amounts that remain outstanding will be due and payable in full. Subject to certain conditions, including certain equity conditions, the Company may pay the amount due on each monthly redemption date, and the final amount due at maturity, either in cash, shares of Common Stock or a combination thereof. The number of shares used to pay any portion of the Notes in such event would be calculated as 90% of the lowest daily volume weighted average price of the Common Stock during the five (5) trading days immediately prior to the payment date. The Notes may not be prepaid by the Company, other than as specifically permitted by the Notes.

The Notes rank senior to all outstanding and future indebtedness of the Company and its Subsidiaries (as defined in the Purchase Agreement), subject to certain exclusions including (i) existing debt relating to bank loans to the Company’s subsidiary Peck Electric, Co., a Vermont corporation, secured by certain solar arrays, and (ii) existing vehicle and equipment loans to the Company’s subsidiaries, Peck Electric Co., a Vermont corporation and SolarCommunities, Inc., a Vermont benefit corporation, secured by those vehicles and equipment, and is secured by a first priority perfected security interest in all of the existing and future assets of the Company and each Guarantor (as defined in the Security Agreement), as evidenced by (i) a Security Agreement entered into at the Closing (the “Security Agreement”), (ii) a Trademark Security Agreement entered into at the Closing (the “Trademark Security Agreement”), and (iii) a Guaranty executed by all direct and indirect subsidiaries of the Company (the “Guaranty”) pursuant to which each of them has agreed to guaranty the obligations of the Company under the Notes and the other Transaction Documents (as defined in the Purchase Agreement).

Also at the Closing, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to prepare and file with the SEC within 20 days following the Closing a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Notes (the “Registrable Securities”), and to use its best efforts to cause such Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible, but in any event no later than 60 days following the Closing. If the Registration Statement is not filed within 20 days after the Closing or is not declared effective by the applicable deadline set forth in the Registration Rights Agreement, or under certain other circumstances described in the Registration Rights Agreement, then the Company shall be obligated to pay, as partial liquidated damages, to each Purchaser an amount in cash equal to 2% of the original principal amount of the Notes each month until the applicable event giving rise to such payments is cured. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest thereon at a rate of 10% per annum.

Pursuant to the Purchase Agreement, the Company agreed to seek the approval of its stockholders for the issuance of all shares of Common Stock issuable upon conversion of the Notes, in compliance with the rules of the Nasdaq Capital Market (the “Stockholder Approval”). In connection with such agreement, the Company entered into Voting Agreements (the “Voting Agreements”) with each of Thomas Berry, John P. Comeau, Charles B. Curtis, Jr., James Moore, Frederick A. Myrick, Jr., Jeffrey Peck, and Veroma, LLC (each, a “Stockholder”). Pursuant to the Voting Agreements, each Stockholder has agreed, with respect to all of the voting securities of the Company that such Stockholder beneficially owns as of the date thereof or thereafter, to vote in favor of the Stockholder Approval, and has agreed to lock up their shares, subject to certain exclusions, until the record date of a Special Meeting or Annual Meeting at which the Company will seek shareholder approval of the registration of the Registrable Securities as set out in the Purchase Agreement.

The foregoing summaries provide only a brief description of the Notes, the Purchase Agreement, the Security Agreement, Trademark Security Agreement, the Guaranty, the Registration Rights Agreement and the Voting Agreements. The summaries do not purport to be complete and are qualified in their entireties by the full text of such documents, copies of which are attached as Exhibits 4.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On November 4, 2022, the Company, Peck Electric Co., a Vermont corporation and wholly-owned subsidiary of the Company (“Peck”) and NBT Bank, N.A. (“NBT”) terminated the Business Loan Agreement (the “Loan Agreement”), dated January 13, 2020, by and between Peck, as borrower, and NBT, as lender. The Loan Agreement provided for a line of credit loan of up to $6,000,000 for general corporate purposes and working capital for the Company. All outstanding amounts due under the Loan Agreement were repaid in full and all security interests and other liens granted to NBT in connection with the Loan Agreement were terminated and released. The loan was repaid from funds received in connection with the Purchase Agreement described in Item 1.01 hereof. The Company repaid outstanding principal in the amount of $5,156,144.46 and approximately $31,269.63 in accrued interest under the Loan Agreement. The Loan Agreement is more fully described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on April 28, 2020.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K under the heading “Sale of Senior Secured Convertible Notes” is incorporated herein by reference to the extent required.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K under the heading “Sale of Senior Secured Convertible Notes” regarding the issuance of the Notes is incorporated herein by reference to the extent required. The Notes and underlying shares of Common Stock have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D, and in reliance on similar exemptions under applicable state laws. No form of general solicitation or general advertising was conducted in connection with the issuance. The Notes and underlying shares of Common Stock contain (or will contain, as applicable) restrictive legends preventing the sale, transfer, or other disposition of such securities, unless registered under the Securities Act, or pursuant to an exemption therefrom. The disclosure contained in this Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the Securities and Exchange Commission.

Item 8.01 Other Events.

On November 8, 2022, iSun, Inc. issued a press release titled “iSun Secures $25 million Debt Facility”. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Senior Secured Convertible Notes, issued by iSun, Inc. dated November 4, 2022
10.1	Securities Purchase Agreement between iSun, Inc. and certain Purchasers, dated November 4, 2022
10.2	Security Agreement between iSun, Inc. and certain Purchasers, dated November 4, 2022
10.3	Trademark Security Agreement between iSun, Inc. and certain Purchasers, dated November 4, 2022
10.4	Subsidiary Guaranty by and among iSun, Inc. and its direct and indirect subsidiaries, dated November 4, 2022
10.5	Registration Rights Agreement between iSun, Inc. and certain Purchasers, dated November 4, 2022
10.6	Voting Agreement by and among iSun, Inc. and certain other parties, dated November 4, 2022
99.1	Press Release of iSun, Inc., dated November 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2022

iSun, Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer